Exhibit 99.1

PRESS RELEASE

PROPHASE LABS, INC. ANNOUNCES INTENTION TO COMMENCE TENDER OFFER

TO REPURCHASE UP TO 4,000,000 SHARES OF ITS COMMON STOCK

DOYLESTOWN, PA — (Globe Newswire – August 15, 2017) — ProPhase Labs, Inc. (NASDAQ: PRPH, www.ProPhaseLabs.com), a diversified natural health medical science company (the “Company” or “ProPhase”), today announced that it intends to commence a tender offer to purchase up to 4,000,000 shares of its common stock at a price per share of $2.30 per share. The Company anticipates that the tender offer will be launched on or before August 25, 2017 and will remain open for at least 20 business days from initiation. If the maximum number of shares to be purchased in the tender offer were in fact tendered, the number of shares that would then be purchased in the tender offer represents approximately 24.7% of ProPhase’s currently issued and outstanding common shares. If stockholders tender more than 4,000,000 shares, the maximum sought in the tender offer, ProPhase will purchase shares from all stockholders who properly tender shares, on a pro rata basis, based on the aggregate number of shares tendered. Ted Karkus, Chairman of the Board and Chief Executive Officer of ProPhase, has irrevocably committed to tender 500,000 shares he owns on the same terms and conditions as are offered to all other stockholders. The NASDAQ Official Closing Price of ProPhase’s common stock on August 15, 2017 was $2.13 per share. ProPhase has approximately $36.9 million in cash and cash equivalents, a portion of which will be used to fund the tender offer. The Board of Directors of ProPhase has determined to commence the tender offer in order to provide liquidity to its stockholders by permitting them the opportunity to tender shares of ProPhase common stock for cash in accordance with the terms of the offer to purchase that will be filed with the Securities and Exchange Commission.

None of ProPhase, its Board of Directors, the Information Agent or the Depositary will make any recommendations to stockholders as to whether to tender or refrain from tendering their shares into the tender offer. Stockholders must make their own decision as to how many shares they will tender, if any.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL SHARES OF PROPHASE LABS, INC. COMMON STOCK. THE TENDER OFFER FOR SHARES OF PROPHASE LABS, INC. COMMON STOCK DESCRIBED IN THIS PRESS RELEASE HAS NOT YET COMMENCED. THE TENDER OFFER WILL BE MADE ONLY PURSUANT TO AN OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS THAT PROPHASE INTENDS TO DISTRIBUTE TO ITS STOCKHOLDERS AND FILE WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND RELATED MATERIALS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER. STOCKHOLDERS AND INVESTORS WILL BE ABLE TO OBTAIN A FREE COPY OF THE TENDER OFFER STATEMENT ON SCHEDULE TO, THE OFFER TO PURCHASE, LETTER OF TRANSMITTAL AND OTHER DOCUMENTS THAT PROPHASE INTENDS TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION AT THE COMMISSION’S WEBSITE AT WWW.SEC.GOV OR BY CALLING THE INFORMATION AGENT (TO BE IDENTIFIED AT THE TIME THE OFFER IS MADE) FOR THE TENDER OFFER. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About ProPhase

ProPhase is a manufacturer, marketer and distributor of a diversified range of homeopathic and health care products that are offered to the general public. We are also engaged in the research and development of other potential over-the-counter (“OTC”) drugs and natural base health products, including supplements, personal care and cosmeceutical products, and intend to explore and evaluate opportunities outside of the consumer products industry. For more information visit us at www.ProPhaseLabs.com.

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timing and terms of the tender offer. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: changes in financial markets; changes in economic or regulatory conditions or other trends affecting the healthcare industry; and changes in facts and circumstances and other uncertainties concerning the commencement and completion of the tender offer, and the risk factors listed from time to time in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Investor Contact

Ted Karkus, Chairman and CEO

ProPhase Labs, Inc.

(267) 880-1111